Exhibit 99.3

TELOS CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(amounts in thousands)

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2011 and the following Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2010 and for the six months ended June 30, 2011 are based on the historical financial statements of Telos Corporation (“Telos” or the “Company”) and IT Logistics, Inc. (“ITL”) after giving effect to the acquisition of certain assets of ITL by Telos (as discussed in Note 1) as if it had occurred at June 30, 2011 for the balance sheet and January 1, 2010 for the statements of operations, and after applying the assumptions and adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. This acquisition became effective on July 1, 2011 (the “Closing Date”).

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the purchase method of accounting with Telos treated as the acquiring entity. Accordingly, the aggregate value of the consideration paid by Telos to complete the acquisition will be allocated to the assets acquired and liabilities assumed from ITL based upon their estimated fair values on the Closing Date. As of the date of this Form 8-K/A, Telos has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from ITL and the related allocations of purchase price, nor has Telos identified all adjustments necessary to conform ITL’s accounting policies to Telos’ accounting policies. Additionally, a final determination of the fair value of assets acquired and liabilities assumed from ITL will be based on the actual net tangible and intangible assets and liabilities of ITL that existed as of the Closing Date. Accordingly, the pro forma purchase price adjustments presented herein are preliminary, and do not reflect any final purchase price adjustments made. These pro forma purchase price adjustments have been made solely for the purpose of providing the Unaudited Pro Forma Condensed Combined Financial Statements required pursuant to Item 9.01 of Form 8-K. Telos estimated the fair value of ITL’s assets and liabilities based on discussions with ITL’s management, due diligence and preliminary work performed by third-party valuation specialists. As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, which may result in material differences from the information presented herein.

These Unaudited Pro Forma Condensed Combined Financial Statements have been developed from, and should be read in conjunction with, (1) the unaudited interim consolidated financial statements of Telos contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, (2) the audited consolidated financial statements of Telos contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and (3) the audited financial statements of ITL for the fiscal years ended December 31, 2010 and December 31, 2009 contained in Exhibit 99.1 to this Current Report on Form 8-K/A. Prior to the acquisition, ITL was a privately held company whose fiscal year ended at the close of each calendar year, and the historical financial statements of ITL included within the Unaudited Pro Forma Condensed Combined Financial Statements have been subjected to neither audit nor review procedures conducted by an independent registered public accounting firm. The Unaudited Pro Forma Condensed Combined Financial Statements are provided for informational purposes only and do not purport to represent Telos’ actual consolidated results of operations or consolidated financial position had the acquisition occurred on the dates assumed, nor are these financial statements necessarily indicative of Telos’ future consolidated results of operations or consolidated financial position.

TELOS CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(amounts in thousands)

	Six Months Ended June 30, 2011
	TELOS	ITL	Pro Forma Adjustments	Notes	Pro Forma Condensed Combined
Revenue
Products	$23,765	$0	$0		$23,765
Services	65,357	7,822	(6,271)	g	66,908

	89,122	7,822	(6,271)		90,673
Costs and expenses
Cost of sales - Products	18,958	0	0		18,958
Cost of sales - Services	46,945	5,201	(6,271)	g	45,875

	65,903	5,201	(6,271)		64,833

Selling, general and administrative expenses	15,805	870	1,145	h,i	17,820

Operating income	7,414	1,751	(1,145)		8,020
Other income (expense)
Other income	281				281
Interest expense	(2,920)	(30)	(513)	j	(3,463)

Income before income taxes	4,775	1,721	(1,658)		4,838
Provision for income taxes	(2,307)		(136)	k	(2,443)

Net income	2,468	1,721	(1,794)		2,395

Less: Net income attributable to non-controlling interest	(572)	0	0		(572)

Net income attributable to Telos Corporation	$1,896	$1,721	$(1,794)		$1,823

See accompanying notes to the unaudited pro forma financial statements.

TELOS CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(amounts in thousands)

	Year Ended December 31, 2010
	TELOS	ITL	Pro Forma Adjustments	Notes	Pro Forma Condensed Combined
Revenue
Products	$102,895	$0	$0		$102,895
Services	122,902	15,075	(14,844)	g	123,133

	225,797	15,075	(14,844)		226,028
Costs and expenses
Cost of sales - Products	86,084	0	0		86,084
Cost of sales - Services	92,413	8,979	(14,844)	g	86,548

	178,497	8,979	(14,844)		172,632

Selling, general and administrative expenses	32,294	2,371	2,040	h	36,705

Operating income	15,006	3,725	(2,040)		16,691
Other income (expense)
Other income	174	65	0		239
Interest expense	(6,228)	(10)	(1,025)	j	(7,263)

Income before income taxes	8,952	3,780	(3,065)		9,667
Provision for income taxes	(4,708)	(257)	(478)	k	(5,443)

Net income	4,244	3,523	(3,543)		4,224

Less: Net income attributable to non-controlling interest	(1,197)	0	0		(1,197)

Net income attributable to Telos Corporation	$3,047	$3,523	$(3,543)		$3,027

See accompanying notes to the unaudited pro forma financial statements.

TELOS CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(amounts in thousands)

	June 30, 2011
	TELOS	ITL	Pro Forma Adjustments	Notes	Pro Forma Condensed Combined
ASSETS

Current assets
Cash and cash equivalents	$283	$25	$(25)	a	$283
Accounts receivable, net of reserve	41,785	2,050	(2,050)	a	41,785
Inventories, net of obsolescence reserve	9,294	513			9,807
Deferred program expenses	217	0			217
Other current assets	3,413	780	(776)	a	3,417

Total current assets	54,992	3,368	(2,851)		55,509

Property and equipment, net of accumulated depreciation	5,223	160			5,383

Deferred income taxes, long-term	1,665				1,665
Intangible Asset			15,786	g	15,786
Goodwill			10,200	f	10,200
Other assets	339	77			416

Total assets	$62,219	$3,605	$23,135		$88,959

See accompanying notes to the unaudited pro forma financial statements.

TELOS CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(amounts in thousands)

	June 30, 2011
	TELOS	ITL	Pro Forma Adjustments	Notes	Pro Forma Condensed Combined
LIABILITIES, REDEEMABLE PREFERRED STOCK, NON-CONTROLLING INTEREST AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable and other accrued payables	$20,297	$2,137	$(2,137)	a	$20,297
Accrued compensation and benefits	5,931	70	(30)	a	5,971
Deferred revenue	2,960				2,960
Deferred income taxes	275				275
Senior credit facility – short-term	375	1,950	(1,950)	a	375
Capital lease obligations – short-term	980				980
Note payable – short-term	0		6,950	b	6,950
Other current liabilities	2,764				2,764

Total current liabilities	33,582	4,157	2,833		40,572

Senior revolving credit facility	12,263		8,000	c	20,263
Capital lease obligations	5,473				5,473
Senior redeemable preferred stock	8,069				8,069
Public preferred stock	106,717				106,717
Subordinated Note Payable	0		11,750	d	11,750
Other liabilities	100				100

Total liabilities	166,204	4,157	22,583		192,944

Commitments, contingencies and subsequent events	0

Stockholders’ deficit
Telos stockholders’ deficit
Common stock	78	1	(1)	a	78
Additional paid-in capital	103				103
Accumulated other comprehensive loss	(67)				(67)
Accumulated deficit	(104,509)	2,560	(2,560)	a	(104,509)
Treasury stock		(3,113)	3,113	a	0

Total Telos stockholders’ deficit	(104,395)	(552)	552		(104,395)

Non-controlling interest in subsidiary	410				410

Total stockholders’ deficit	(103,985)	(552)	552		(103,985)

Total liabilities, redeemable preferred stock, non-controlling interest and stockholders’ deficit	$62,219	$3,605	$23,135		$88,959

See accompanying notes to the unaudited pro forma financial statements.

TELOS CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1: Basis of Pro Forma Presentation

On the Closing Date, Telos acquired certain assets of ITL in accordance with the Asset Purchase Agreement, dated as of July 1, 2011.

The ITL assets were acquired for cash consideration of $8.0 million and a note payable of $7.0 million, due in 10 monthly payments of $700,000 plus accrued interest beginning 30 days after the Closing Date. There is additional consideration to be paid in the form of a subordinated promissory note (“the Note”) with a principal amount of $15 million. The Note accrues interest at a rate of 6.0% per annum beginning November 1, 2012, and is payable on July 1, 2041. The entire unpaid principal balance plus accrued and unpaid interest is due and payable upon the occurrence of a Change in Control (as defined in the Note), provided that all “Senior Obligations” are satisfied prior to or concurrent with such Change in Control. For purposes of the Note, “Senior Obligations” means, collectively, all (1) outstanding indebtedness of Telos, and (2) amounts due to the holders of the outstanding shares of the Company’s Series A-1 Redeemable Preferred Stock, Series A-2 Redeemable Preferred Stock, and 12% Cumulative Exchangeable Preferred Stock (or any securities redeemable or exchangeable for any of the foregoing) upon a Change in Control, upon the voluntary or involuntary liquidation, dissolution, or winding up of the affairs of Telos, or otherwise. The Asset Purchase Agreement and the complete terms of the notes are filed as exhibits to the Form 8-K filed by the Company on July 8, 2011. Borrowings of $8.0 million were drawn from Telos’ Revolving Credit Facility in order to finance the initial cash consideration.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements were prepared in accordance with Financial Accounting Standards Board Statement No. 141(R), Business Combinations (codified in ASC Topic 805, Business Combinations). Under the purchase method of accounting, the total purchase price will be allocated to ITL’s net tangible and intangible assets based on their estimated fair values as of the Closing Date of the acquisition. The excess of the purchase price over the net tangible and intangible assets will be recorded as goodwill. Telos has made a preliminary allocation of the estimated purchase price using estimates described in the introduction to these Unaudited Pro Forma Condensed Combined Financial Statements as follows (amounts in thousands):

Inventories, net	$513
Other current assets	5
Property and equipment	160
Other assets	77
Accrued Compensation and Benefits	(40)

Total Net Tangible Assets	$714

Amortizable Intangible Asset:
Customer relationship	10,200
Goodwill	15,786

Total preliminary estimated purchase price allocation	$26,700

Of the total purchase price, a preliminary estimate of approximately $10.2 million has been allocated to amortizable intangible assets acquired and a preliminary estimate of approximately $714,000 has been allocated to tangible net assets assumed in connection with the acquisition. The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the acquisition as if it had occurred on June 30, 2011 and includes estimated pro forma adjustments for the preliminary valuations of net assets acquired and liabilities assumed. These adjustments may be subject to further revision should additional information become available and pending the outcome of additional analyses currently underway. The Unaudited Pro Forma Condensed Combined Statements of Operations gives effect to the acquisition as if it had occurred January 1, 2010.

Note 2: Pro Forma Adjustments

The Unaudited Pro Forma Condensed Combined Financial Statements reflect the following:

(a)	Adjustment to reflect assets and liabilities excluded under the asset purchase agreement and to eliminate the equity of the acquiree.

(b)	Adjustment to reflect the discounted present value of the $7 million note, assuming a discount rate of 6.9% for 10 months.

(c)	Adjustment to reflect utilization of the Company’s revolving credit facility with Wells Fargo Capital Finance to make the initial $8 million cash consideration payment.

(d)	Adjustment to reflect the discounted present value of the $15 million note, assuming a discount rate of 18% and various maturity terms up to 60 months.

(e)	Utilized an excess earnings approach to value the enhancement to the value of existing customer relationships. The estimated useful life of the intangible asset is 60 months.

(f)	Adjustment to record goodwill as part of purchase accounting.

(g)	Adjustment to eliminate intercompany revenue and expenses

(h)	Adjustment to record the amortization of the intangible asset described in (f) above.

(i)	Adjustment to record estimated legal, accounting and other costs related to the transaction of $125,000.

(j)	Adjustment to reflect accrued interest expense for the periods presented. Interest calculated at 0.5% on the $7 million note balance assuming the entire face amount of the note was outstanding for the entire period. Accretion on the $7 million note is considered to be immaterial and has not been included in the adjustment. Interest calculated at 4.25% on the $8 million revolving credit facility utilization assuming the amount remained outstanding for the entire period. The interest expense adjustment also reflects accretion on the $15 million subordinated note.

(k)	Adjustment to record the estimated tax effect of the combined earnings.